FORM 10f-3

                               THE BLACKROCK FUNDS

                           Record of Securities Purchased
                      Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio: BlackRock Balanced
Capital Portfolio (FI) (Ins - Series) (BCS_F),
BlackRock Total Return Portfolio II (BR-CORE),
BlackRock Managed Income Portfolio (BR-MINC),
BlackRock Total Return V.I. Portfolio (Ins - Var Ser)
(BVA-BF), BlackRock Total Return Portfolio (Ins -
Series) (BVA-TR), BlackRock Balanced Capital VI Fund
(FI) (BVI_F), Master Total Return Portfolio (MF-BOND),
Master Core Bond Enhanced Index Series of the
Quantitative Master Series Tr (MF-LBAG)

2.	Issuer:   Target Corporation 6.000% due 2018- Cusip
87612EAS5

3.	Date of Purchase: 01/14/2008

4.	Underwriter from whom purchased:  Lehman Brothers Inc.

5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch, Pierce, Fenner & Smith
Incorporated

       a.   List Members of Underwriting Syndicate:
            Banc of America Securities LLC, Citigroup
            Global Markets Inc., Lehman Brothers Inc.,
            Goldman, Sachs & Co., J.P. Morgan Securities
            Inc., Merrill Lynch, Pierce, Fenner & Smith
            Incorporated, BNP Paribas Securities Corp.,
            HSBC Securities (USA) Inc., Mitsubishi UFJ
            Securities International plc, Mizuho
            Securities USA Inc., Piper Jaffray & Co.,
            Wachovia Capital Markets LLC, Wells Fargo
            Securities, LLC

6.	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (BCS_F) $1,700,000 out of $1,250,000,000; (BR-CORE) $19,725,000 out of
$1,250,000,000; (BR-MINC) $4,850,000 out of
$1,250,000,000; (BVA-BF) $2,175,000 out of
$1,250,000,000; (BVA-TR) $650,000 out of
$1,250,000,000; (BVI_F) $150,000 out of
$1,250,000,000; (MF-BOND) $24,975,000 out of
$1,250,000,000; (MF-LBAG) $2,450,000 out of
$1,250,000,000.

7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): $145,000,000 out of $1,250,000,000.

8.	Purchase price (net of fees and expenses):  $99.194

9.	Date offering commenced (if different from Date of
Purchase):

10.	Offering price at end of first day on which any sales
were made: $99.194

11.	Have the following conditions been satisfied:

                                                   Yes	No

a. The securities are part of an issue
     registered under the Securities Act of 1933,
     as amended, which is being offered to the public,
     or are Eligible Municipal Securities, or are
     securities sold in an Eligible Foreign
           Offering or are securities sold in an Eligible
           Rule 144A Offering or part of an issue of government
           securities.			               _X_     ___

	b.	The securities were purchased prior to the
		end of the first day on which any sales
		were made, at a price that was not more
		than the price paid by each other
		purchaser of securities in that offering
		or in any concurrent offering of the
		securities (except, in the case of an
		Eligible Foreign Offering, for any rights
		to purchase required by laws to be granted
		to existing security holders of the
		Issuer) or, if a rights offering, the
		securities were purchased on or before the
		fourth day preceding the day on which the
		rights offering terminated.		    _X_    ___

	c.	The underwriting was a firm commitment
		underwriting.	                     _X_     ___

      d.	The commission, spread or profit was
		reasonable and fair in relation to that
		being received by others for underwriting
		similar securities during the same period.
	                                             _X_    ___

	e.	In respect of any securities other than
		Eligible Municipal Securities, the issuer
		of such securities has been in continuous
		operation for not less than three years
		(including the operations of predecessors).
	                                             _X_    ___
      f.	Has the affiliated underwriter confirmed
            that it will not receive any direct or indirect benefit as a result of BlackRock's participation
            in the offering?	                     _X_   ___


Received from:  Justin Lott
Date:  2/05/08